Exhibit No. 10.2

AMENDED RESTATED NOTE PROCEEDS TRANSFER AGREEMENT

     This AMENDED RESTATED NOTE PROCEEDS TRANSFER AGREEMENT (this "Agreement") made as of the 7th day of July, 1995 among KEMPER ASSET HOLDINGS, INC., a Delaware corporation ("KAHI") and wholly-owned subsidiary of KEMPER CORPORATION, a Delaware corporation ("Kemper"), KEMPER MONEY MARKET FUND ("KMMF"), CASH EQUIVALENT FUND ("CEF"), KEMPER PORTFOLIOS ("KP"), CASH ACCOUNT TRUST ("CAT") and KEMPER INVESTORS FUND ("KINF"), each a Massachusetts business trust (each of KMMF, CEF, KP, CAT and KINF a "Fund" and collectively the "Funds");

WITNESSETH:

     WHEREAS, since July 1994 the Funds have and continue to own in the portfolios indicated (each a "Portfolio") certain County of Orange, State of California, 1994-95 Taxable Notes dated July 8, 1994 and due July 10, 1995 (the "Notes") in the respective principal amounts indicated:


                                           Principal Amount
     FUND                                      of Notes
                                           ----------------
     KMMF -- Money Market Portfolio          $100,000,000

     CEF -- Money Market Portfolio             80,000,000

     KP -- Cash Reserves Fund                  10,000,000

     CAT -- Money Market Portfolio              5,000,000

     KINF -- Money Market Portfolio             3,000,000
                                              -----------

            Total                            $198,000,000
                                              ===========

     WHEREAS, on December 6, 1994, the County of Orange, California (the "Debtor"), filed a petition under Chapter 9 of the United States
Bankruptcy Code (the "Code");

     WHEREAS, Kemper, KAHI and each of the Funds have concluded that it is in their respective interests that the Funds and through them their shareholders be protected with respect to all interest and principal called for under the terms of the Notes as originally issued and as proposed to be amended as described below;

     WHEREAS, KAHI and each of the Funds have previously entered into a Put and Call Agreement dated December 15, 1994 (the "Put and Call Agreement") providing for, among other things, the termination of such Agreement in the event a "Qualified Party" (as defined in such Agreement) has issued an irrevocable letter of credit meeting certain conditions specified in such Agreement;

     WHEREAS, subsequent to entering into the Put and Call Agreement, KAHI entered into a $205,000,000 Letter of Credit Agreement (the "Letter of Credit Agreement") with the banks (the "Banks") identified as parties thereto and the Administrative Agent and Issuing Bank (as such terms are defined in the Letter of Credit Agreement) pursuant to which the Issuing Bank, which is a Qualified Party, has issued irrevocable letters of credit (the "Letters of Credit") to the Funds to support payments of principal and interest due or to become due to the Funds on account of the Notes;

     WHEREAS, (i) the Letter of Credit Agreement provides that KAHI is obligated to reimburse the Issuing Bank for, among other things, any draws on the Letters of Credit and (ii) in connection with the issuance of the Letters of Credit, Kemper executed a guaranty (the "Guaranty") in favor of the Banks guaranteeing the reimbursement obligations of KAHI to the Banks, the Issuing Bank and the Administrative Agent under the Letter of Credit Agreement;

     WHEREAS, KAHI entered into the Letter of Credit Agreement and Kemper executed the Guaranty to induce the Issuing Bank to issue the Letters of Credit, all in consideration of, among other things, the execution of the Note Transfer Agreement dated as of January 26, 1995 (the "Note Transfer Agreement") by the Funds;

     WHEREAS, the parties to the Note Transfer Agreement executed that certain Restated Note Proceeds Transfer Agreement dated February 27, 1995 (the "Restated Agreement") to clarify certain aspects of the Note Transfer Agreement, including without limitation that (i) the Notes and the Rights (as defined below) shall continue to be owned by the Funds in every respect, except as contemplated in Paragraphs 3 and 4 of the Restated Agreement, and (ii) KAHI shall be entitled to receive from each Fund, with respect to its Notes on account of which any payment is made pursuant to such Letters of Credit, only the corresponding Proceeds (as defined below) from (a) the Notes and (b) the Rights of such Fund, all as more fully set forth below;

     WHEREAS, the Funds have owned the Notes and the Rights at all times since their purchase by the Funds, without any adjustment or modification thereto whatsoever, and no assignments, transfers or actual exercises of any rights of any party have occurred under the Put and Call Agreement, the Note Transfer Agreement or the Restated Agreement;

     WHEREAS, the Debtor proposes to amend certain terms of the Notes, including extending the maturity thereof until June 30, 1996, which amendments have been approved by the Bankruptcy Court having jurisdiction over the Debtor's petition and the Funds have elected to accept such amendments, which are contained in the Second Amended Note Modification and Extension Agreement dated June 27, 1995 (the "Rollover Agreement"), made in reference to and incorporated into the Second Amended Stipulation of Settlement and Agreement Respecting Note Debt of the County of Orange dated June 27, 1995 (the "Stipulation") (as amended by the Rollover Agreement and Stipulation, the Notes are sometimes referred to hereinafter as "Amended Notes"), and such election has not been withdrawn;

     WHEREAS, the Amended Notes accrue interest at an annualized rate, reset monthly, of LIBOR plus 95 basis points (0.95%), a portion of which will be paid in cash monthly in arrears (the "Payment Portion" as defined in the Rollover Agreement), and a portion of which will be accrued monthly (the "Accrual Portion" as defined in the Rollover Agreement);

     WHEREAS, KAHI has agreed that each Fund will receive the higher of
(i) interest accrued at an annualized rate, reset monthly, of LIBOR plus 50 basis points (0.5%) with no interest rate cap (such sum being referred to hereinafter as the "Minimum Rate") or (ii) interest accrued at the rate provided under the terms of the Amended Notes;

     WHEREAS, the board of trustees of each of the Funds, including a majority of the trustees who are not "interested persons" of the Funds as defined under Section 2(a) of the Investment Company Act of 1940, as amended, have determined that it is in the best interests of the Funds and their shareholders not to draw under the Letters of Credit (as defined below), but, rather, to accept this Agreement and the Letters of Credit as proposed to be amended;

     WHEREAS, in order to facilitate the Funds' acceptance of the Debtor's proposed amendments to the Notes, the parties have agreed to extend the various arrangements respecting the Letters of Credit and amend such arrangements in certain respects, including increasing the aggregate amount outstanding under the Letters of Credit from $205 million to $212 million to reflect additional interest for the extended maturity of the Amended Notes; and

     WHEREAS, each Fund desires that Kemper and KAHI continue to take the actions requested of them by the Issuing Bank in connection with the Letter of Credit issued to each Fund, as proposed to be amended in connection herewith (sometimes referred to hereinafter as the "Amended Letters of Credit");

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree:

     1. Each of the recitals set forth above is hereby incorporated in its entirety into this Agreement. Without in any way limiting the generality of the foregoing, (a) the Funds represent and warrant that the recitals contained in the first, third, eighth, ninth, tenth and thirteenth "WHEREAS" clauses are true and acknowledge that KAHI, Kemper and their respective assigns are relying thereon and (b) KAHI represents and warrants that the recitals contained in the twelfth "WHEREAS" clause is true and acknowledges that it shall be bound thereby.

     2. Each Fund, with respect to any Notes on account of which any payment is made pursuant to a Letter of Credit (and/or Paragraph 8 of this Agreement), shall, simultaneously with any drawing for such payment under a Letter of Credit (and/or the making of such payment pursuant to said Paragraph 8), assign and transfer or cause to be assigned and transferred to KAHI, free and clear of any lien, encumbrance or rights of any other person except the rights of the Administrative Agent and Kemper described in Paragraph 10 below, (a) in the case of each A Drawing (as defined in the Letters of Credit) made under a Letter of Credit (and/or payment pursuant to said Paragraph 8), all Proceeds (as hereinafter defined) of or from such Fund's rights and claims with respect to the interest payment on account of which such A Drawing (or payment) was made and (b) in the case of each B Drawing or C Drawing (as each is defined in the Letters of Credit) made under a Letter of Credit (and/or payment pursuant to said Paragraph 8), all Proceeds of or from (i) such Fund's right, title and interest in and to the Notes and (ii) all other rights and claims of such Fund with respect to the principal and any accrued interest on account of which such B Drawing or C Drawing (or payment) was made. Each assignment and transfer provided for in this Paragraph shall become effective immediately (and without further action by the Fund or KAHI) upon the Fund's receipt, pursuant to a Letter of Credit (and/or Paragraph 8 of this Agreement), of the payment on account of which such assignment and transfer of Proceeds is being made. Each Fund agrees to execute, and deliver to KAHI or as KAHI, or KAHI's agent (as contemplated in Paragraph 3 of this Agreement), may direct, from time to time, any and all documents, and to perform all acts requested by KAHI, necessary to further effectuate such assignment and transfer of Proceeds, or a purchase under Paragraph 3 hereof, including without limitation any filings with the Bankruptcy Court having jurisdiction over the Debtor's Chapter 9 bankruptcy case (the "Bankruptcy Court") and any notice to Investors Fiduciary Trust Company of Kansas City, Missouri, the custodian of the assets of each of the Funds, including the Notes, of such assignment and transfer of Proceeds or purchase, as the case may be. As used in this Agreement, (a) the terms "Note" and "Notes" shall include the Amended Notes, (b) the terms "Letter of Credit" and "Letters of Credit" shall include the Amended Letters of Credit and (c) the term "Proceeds," as it pertains to any Note or Right (as defined below), shall include without limitation all cash amounts, collections, assets, payments or other proceeds, whenever received, of, from or in any way on account of or related to such interest payment, Note or Right, as appropriate, and all rights to receive any or all of the foregoing, but shall not include any funds obtained pursuant to any A Drawing, B Drawing or C Drawing under a Letter of Credit (and/or payment pursuant to Paragraph 8 hereof).

     3. (a) KAHI shall have the unconditional right to require each Fund, or any of them, to sell to KAHI, at the greatest of (i) par plus accrued interest (calculated as contemplated by Paragraph 8 hereof) less the aggregate amount of all A Drawings and of all B Drawings or C Drawings, if any, made under such Fund's Letter of Credit on account of its Notes, (ii) market less the aggregate amount of all A Drawings and of all B Drawings or C Drawings, if any, made under such Fund's Letter of Credit on account of its Notes or (iii) $1.00, all or such part of the Notes then held by such Fund(s) as KAHI shall designate at any time and from time to time for so long as such Fund(s) shall own any of the Notes. KAHI may exercise its rights under this Paragraph by giving written notice to such Fund(s) not later than 5:00 p.m. (Central time) on the business day immediately preceding the date of purchase designated by KAHI. Such Fund(s) shall assign and transfer or cause to be assigned and transferred to KAHI, and KAHI shall purchase and pay for, the Notes plus accrued interest (calculated as contemplated by Paragraph 8 hereof), or such portion thereof as KAHI shall have elected to purchase, by wire transfer of immediately available funds by 12:00 noon (Central time) on such date of purchase. Promptly thereafter, each Fund shall submit to the Issuing Bank an appropriate certificate of reduction or notice of termination, as the case may be, pursuant to the Letter of Credit reflecting such purchase. As used in this Agreement, the term "transfer," as it pertains to any Note, has the meaning assigned thereto in Section 8-313(1) of the Uniform Commercial Code.

         (b) In the event of any A Drawing, B Drawing or C Drawing under a Letter of Credit and of (i) KAHI's failure to reimburse the Issuing Bank for any such drawing under a Letter of Credit within the time period specified in the Letter of Credit Agreement and (ii) Kemper's failure to so reimburse the Issuing Bank for any such drawing within the time period specified in the Guaranty, then the Administrative Agent, as agent for KAHI, shall be entitled to exercise all of KAHI's rights under this Paragraph 3 to purchase all of the Notes, or any of them, then held by the Funds, all on the terms and conditions specified in this Paragraph 3.

     4. For so long as such Fund(s) shall own any of the Notes, each Fund may, at any time and from time to time, if such Fund has provided to the Issuing Bank an appropriate certificate of reduction or notice of termination, as the case may be, pursuant to the Letter of Credit, consummate rescission of its purchase of its Notes or sell its Notes or any part thereof to any other person or persons. Upon any such rescission or sale made in accordance with the preceding sentence, any rights and/or obligations of KAHI under Paragraph 3 above to acquire the Notes so rescinded or sold shall be extinguished automatically without further action by any party. Each Fund promptly shall notify KAHI of any such rescission or sale pursuant to this Paragraph 4.

     5. Each Fund hereby assigns and transfers to KAHI all Proceeds of or from any and all actions, claims, causes of action, rights of rescission or other rights under the laws of the United States or any state or municipal subdivision thereof (including but not limited to federal and state securities laws, the Racketeer Influenced Corrupt Organizations Act, the Code and the common law) to equitable relief or damages, including punitive, treble, or other extraordinary damages, and attorneys fees and costs, which such Fund may have against any person, partnership, corporation, association, governmental entity (including all their respective agents, representatives, divisions, subsidiaries or affiliated entities) arising out of, concerning or relating to the purchase or holding by such Fund of any Notes (such actions, claims, causes of action and rights collectively hereinafter the "Rights") (a) that relate to any Note(s) the Proceeds of which are in fact assigned to KAHI and/or (b) that relate to any Note(s) which are in fact purchased by or on behalf of KAHI pursuant to Paragraph 3 hereof. Each assignment and transfer of Proceeds of Rights provided for in this Paragraph shall become effective immediately (and without further action by the Fund or KAHI) upon any such assignment and transfer of Proceeds of Notes or purchase of Notes, as the case may be. Each Fund agrees to execute and deliver to KAHI or pursuant to its direction, from time to time, any and all documents necessary to further effectuate such assignment and transfer, including without limitation any filings with the Bankruptcy Court. Notwithstanding anything in this Agreement to the contrary, and notwithstanding a Fund's obligation under certain circumstances to transfer the Proceeds of a Right relating to a Note, so long as a Fund shall continue to own and hold any Note, all Rights relating to such Note shall remain in and be the property of such Fund and shall not be assigned or transferred to any person except to the extent permitted by Paragraphs 3 and 4.

     6. As to any Proceeds of or from any Notes and/or Rights required to be assigned and transferred to KAHI pursuant to this Agreement, each Fund shall promptly and from time to time forward, endorse over and otherwise take all such actions necessary to assign and transfer to KAHI, after the date thereof, all such Proceeds received by such Fund.

     7. (a) Each Fund hereby appoints, authorizes and directs KAHI (at KAHI's own cost and expense) to act as its duly authorized agent and to take such actions as are necessary to protect each Fund's interests in the Notes and assert, in such Fund's name and for such Fund's benefit, each Fund's Rights in the Debtor's Chapter 9 bankruptcy case and otherwise, including, without limitation, the timely and proper filing of proof(s) of claim, if necessary, with respect to the Notes and the Rights. KAHI hereby accepts such appointment, authorization and direction. The Funds and KAHI further agree to reasonably cooperate with each other with respect to (i) any filings required or desired to be made with the Bankruptcy Court in the Debtor's Chapter 9 bankruptcy case, including without limitation filings under Federal Rule of Bankruptcy Procedure 3001(e), (ii) the prosecution of any Rights and (iii) any other actions reasonably intended to increase the value of, or reduce any loss ultimately to be borne by KAHI or Kemper on, the Notes. Each Fund hereby waives its right to object to any transfer under Federal Rule of Bankruptcy Procedure 3001(e) of any claims relating to the Notes and/or the Rights, if and when any such Notes and Rights are purchased by KAHI pursuant to this Agreement.

         (b) The parties acknowledge and agree that the foregoing appointment, authorization and direction and the assignment(s) and transfer(s) of Proceeds contemplated by this Agreement are for the purpose of having KAHI control the actions and proceedings described in the foregoing paragraph to be pursued by the parties, if any.

     8. Notwithstanding any limitations that may be imposed under the Code or pursuant to any reservation of rights retained by the Debtor under the Rollover Agreement or Stipulation (including without limitation any right to suspend or cease accruing or paying interest or payment of principal), the parties acknowledge as follows:

         (a) If the Debtor does not make the full interest payment contemplated by Section 2 of the Rollover Agreement (and neither KAHI nor Kemper pays the amount thereof not so paid by the Debtor), a Fund may make an A Drawing for the unpaid amount thereof.

         (b) Extension Interest (as defined in Section 4 of the Rollover Agreement, which definition is not subject to amendment or change for purposes hereof) is to be paid in cash by the Debtor on the first business day of each calendar month and on June 30, 1996 (or such earlier date as all principal and interest on the Notes is paid as contemplated hereunder) in an amount equal to the Payment Portion (as defined in
Section 4 of the Rollover Agreement, which definition is not subject to amendment or change for purposes hereof) applicable to such interest payment date. If the Debtor does not make the full Extension Interest payment contemplated by this subparagraph 8(b) (and neither KAHI nor Kemper pays the amount thereof not so paid by the Debtor), a Fund may make an A Drawing for the unpaid amount thereof.

         (c) Extension Interest is to be paid in cash by the Debtor on June 30, 1996 (or such earlier date as all principal and interest on the Notes is paid as contemplated hereunder) in an amount, calculated daily, equal to the greater of (i) the Accrual Portion (as defined in Section 4 of the Rollover Agreement, as it may be amended, modified or otherwise changed from time to time) minus the sum of (A) all payments made by KAHI or Kemper as contemplated by subparagraph 8(b) above and (B) all A Drawings made by the Fund with respect to Extension Interest payments, or
(ii) interest at the Minimum Rate minus the sum of (X) all Extension Interest payments made by the Debtor (and/or KAHI or Kemper) as contemplated by subparagraph 8(b) above and (Y) all A Drawings made by the Fund with respect to Extension Interest payments. If the Debtor does not make the full Extension Interest payment contemplated by this subparagraph 8(c) (and neither KAHI nor Kemper pays the amount thereof not so paid by the Debtor), a Fund may make a C Drawing for the unpaid amount thereof.

         (d) The principal amount of the Notes shall be paid by the Debtor no later than June 30, 1996. If the Debtor does not make the full principal payment under the Notes (and neither KAHI nor Kemper pays the amount thereof not so paid by the Debtor), a Fund may make a C Drawing for the unpaid amount thereof.

         (e) In the event the Issuing Bank notifies a Fund of the occurrence of an Event of Default under the Letter of Credit Agreement, as amended, a Fund may make a B Drawing for the unpaid amount of principal of its Note and the accrued and unpaid amount of Extension Interest contemplated by subparagraphs 8(b) and (c) above.

         (f) In the event an interest payment on the Notes on account of which an A Drawing, B Drawing or C Drawing is or could be made exceeds the amount available for the payment of interest under a Letter of Credit, upon notice to KAHI thereof by a Fund, KAHI shall pay to such Fund, by wire transfer of immediately available funds by 12:00 noon (Central time) on the business day following receipt of such notice, the amount of such shortfall.

     9. All of the parties' respective rights and obligations under (a) the Put and Call Agreement are hereby merged into and for all purposes superseded, replaced and reformed by the rights granted and obligations assumed hereunder and (b) the Note Transfer Agreement and the Restated Agreement are hereby reaffirmed as amended and restated herein.

     10. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and shall not be assignable by any party; provided, however, that KAHI may grant (a) to the Administrative Agent a security interest in and lien upon all of KAHI's rights under this Agreement to secure KAHI's reimbursement obligations and the other indebtedness, obligations and liabilities of KAHI to the Banks, the Issuing Bank and the Administrative Agent under or related to the Credit Documents (as defined in the Letter of Credit Agreement) (and by its execution hereof, each Fund acknowledges that KAHI has granted to the Administrative Agent a security interest and lien therein) and (b) to Kemper a security interest in and lien junior to that of the Administrative Agent upon all of KAHI's rights under this Agreement to secure KAHI's obligations to Kemper to repay Kemper for amounts paid by Kemper under the Guaranty and for the preparation and prosecution of claims in Bankruptcy Court or any other court or dispute resolution forum with respect to the Notes and/or the Rights (and by its execution hereof, each Fund acknowledges that KAHI has granted to Kemper a junior security interest and lien therein). KAHI hereby authorizes each Fund, upon and after receipt of notice from the Administrative Agent, to transfer the Proceeds of or from all actions, claims and other rights, and otherwise pay all sums, in each case due and to become due to KAHI under this Agreement, directly to the Administrative Agent, and KAHI hereby releases each Fund from any liability for any costs, expenses, damages, liabilities or claims, including attorney's fees, resulting from such Fund's action or omission to act or otherwise under this authorization and direction. This Agreement may be amended only by a writing signed on behalf of all parties.

     11. In the event the Debtor or any other party seeks to object to, disallow, avoid, recoup or recapture any interest or principal or other payment made by the Debtor to the Funds on or after the date of filing of the Debtor's Chapter 9 bankruptcy case, KAHI shall make such payments on behalf of the Funds or defend and indemnify the Funds from any liability for any costs, expenses, damages, liabilities, payments or claims, including reasonable attorney's fees, arising therefrom.

     12. Except as otherwise provided herein, all notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by registered or certified mail, return receipt requested, by facsimile or similar transmission, or by overnight delivery, as follows, unless such address is changed by written notice hereunder:

         (a)  If to KAHI and/or Kemper:

              Kemper Asset Holdings, Inc. and
              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois  60049
              Attn:  Chief Financial Officer

              with a copy to:

              Kathleen A. Gallichio
              Senior Vice President, General Counsel
              and Corporate Secretary
              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois  60049

         (b)  If to a Fund:

              [Name of Fund]
              c/o Kemper Financial Services, Inc.
              120 South LaSalle Street
              Chicago, Illinois  60603
              Attn:  Chief Investment Officer

              with a copy to:

              Charles F. Custer
              Vedder, Price, Kaufman & Kammholz
              222 North LaSalle Street
              Chicago, Illinois  60601

     13. This Agreement is executed by or on behalf of the Fund(s) and the obligations hereunder are not binding upon any of the Trustees, officers or holders of shares of any Fund individually but are binding only upon each Fund and its respective assets and property. All liabilities and obligations of any Fund under this Agreement shall apply only to the Portfolio indicated above, and no assets of any other portfolio shall be liable for the liabilities and obligations of such Portfolio.

     14. Each Fund's Declaration of Trust as amended is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to Paragraph 13 and the first sentence of this Paragraph 14 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts).

     15. KAHI hereby acknowledges that it has received a legal opinion from counsel to the Funds addressed to KAHI, Kemper and the Issuing Bank, which opinion is in form and substance satisfactory to KAHI.

     16. The Funds hereby acknowledge that they have received a legal opinion from inside counsel to KAHI and Kemper addressed to the Funds and the Issuing Bank, which opinion is in form and substance satisfactory to the Funds.

     17. This Agreement amends and restates the Note Transfer Agreement, as clarified and restated by the Restated Agreement, as of the date hereof. Specific reference to this amended and restated Agreement need not be made nor have been made in any note, document, agreement, letter, certificate or other communication issued or made subsequent hereto or with respect to this Agreement, the Note Transfer Agreement or the Restated Agreement, including without limitation (i) the Acknowledgment of Assignment dated January 26, 1995 from the Funds to the Administrative Agent and (ii) the Collateral Subordination Agreement dated as of January 26, 1995 between Kemper and the Administrative Agent, it being hereby agreed that any reference to the Note Transfer Agreement or the Restated Agreement shall be deemed a sufficient reference to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                KEMPER ASSET HOLDINGS, INC.
ATTEST:

/S/JOHN W. BURNS                 By:
- ----------------                     /S/JOHN H. FITZPATRICK
                                     ----------------------
                                      Its President

                                KEMPER MONEY MARKET FUND
                                CASH EQUIVALENT FUND
                                KEMPER PORTFOLIOS
                                CASH ACCOUNT TRUST
                                KEMPER INVESTORS FUND
ATTEST:

/S/PHILIP J. COLLORA            By:
- --------------------                 /S/STEPHEN B. TIMBERS
                                     ---------------------
                                      Its President



GUARANTY

     FOR VALUE RECEIVED, KEMPER CORPORATION, a Delaware corporation ("Kemper"), hereby unconditionally guarantees all obligations of payment of KEMPER ASSET HOLDINGS, INC., a Delaware corporation ("KAHI"), under Paragraph 8 of the foregoing Amended Restated Note Proceeds Transfer Agreement of even date herewith. Kemper hereby waives any defenses that KAHI may have, now or in the future, to the obligations hereby guaranteed by Kemper.

     Dated as of July 7, 1995.

ATTEST:                         KEMPER CORPORATION


/S/JOHN W. BURNS                By:
- ----------------                     /S/JOHN H. FITZPATRICK
                                     ----------------------
                                     Its Executive Vice President and
                                          Chief Financial Officer